UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2026

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On May 28, 2026 (the “Closing Date”), Calavo Growers, Inc., a California corporation (“Calavo”), completed the previously announced mergers pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated January 14, 2026, by and among Calavo, Mission Produce, Inc., a Delaware corporation (“Mission Produce”), Cantaloupe Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Mission Produce (“Merger Sub I”) and Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Mission Produce (“Merger Sub II”). On the Closing Date, pursuant to the Merger Agreement and on the terms and conditions set forth therein, (a) Merger Sub I merged with and into Calavo, pursuant to the provisions of the California Corporations Code, as amended (the “CCC”) and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Calavo as the surviving entity (the “Surviving Corporation” and such transaction the “First Merger”) and (b) immediately following the First Merger, the Surviving Corporation merged with and into Merger Sub II, with Merger Sub II as the surviving entity (the “Surviving Company”), in accordance with the applicable provisions of the CCC, the DGCL and the Delaware Limited Liability Company Act, as amended (the “DLLCA” and such merger, the “Second Merger” and together with the First Merger, the “Mergers”). All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Mergers, Calavo repaid all obligations outstanding under, and concurrently terminated, the Credit Agreement, dated as of June 26, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Calavo, certain subsidiaries of Calavo as borrowers, the banks and other financial institutions or entities party thereto from time to time, and Wells Fargo Bank, National Association, as the administrative agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Merger Consideration; Effect on Capital Stock

Pursuant to the Merger Agreement, upon the execution, acknowledgement, delivery and filing of the certificate of merger with respect to the First Merger with the Office of the Secretary of State of California as provided under the CCC and the Secretary of State of the State of Delaware as provided under the DGCL (the “First Effective Time”), each share of common stock, par value $0.001 per share of Calavo (“Calavo Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than shares held by Calavo or any subsidiary of Calavo, including shares held as treasury stock, or held, directly or indirectly, by Mission Produce, Merger Sub I or Merger Sub II or any of their wholly owned subsidiaries immediately prior to the First Effective Time (which were canceled at the First Effective Time for no consideration) (such shares, the “Cancelled Shares”)) and any shares of Calavo Common Stock held by a dissenting shareholder who exercised its rights pursuant to Chapter 13 of the CCC (such shares, the “Dissenting Shares”) was converted into the right to receive, in accordance with the terms of the Merger Agreement (i) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of Mission Produce (“Mission Produce Shares”) equal to 0.9790 (the “Exchange Ratio” and such shares the “Per Share Stock Consideration”), subject to the right to receive cash in lieu of fractional Mission Produce Shares, if any, into which such shares of Calavo Common Stock have been converted (the “Fractional Share Consideration”) and (ii) $14.85 in cash, without interest (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration and the Fractional Share Consideration, the “Merger Consideration”).

Treatment of Calavo Equity Awards

Additionally, at the First Effective Time and as a result of the Mergers, each (i) option to purchase Calavo Common Stock (“Calavo Option”) issued under Calavo’s 2020 Equity Incentive Plan (as amended, the “Calavo 2020 EIP”) and 2011 Management Incentive Plan (the “Calavo 2011 MIP”, together with the Calavo 2020 EIP, the “Calavo Equity Plans”), (ii) restricted stock unit granted pursuant to a Calavo Equity Plan (“Calavo RSU”), and (iii) Calavo RSU for which a deferral election has been made (“Calavo Deferred RSU”) was treated as follows:

•

each Calavo Option, whether or not vested or exercisable, that was outstanding immediately prior to the First Effective Time and that had not been validly exercised automatically and without any action required by the holder became vested and exercisable in full and was cancelled and each holder of a cancelled Calavo Option is entitled to receive from Mission or the Surviving Company, with respect to the shares of Calavo Common Stock that would have been issuable upon the exercise of such Calavo Option, an amount in cash without interest equal to the product of (x) the number of shares of Calavo Common Stock subject to the Calavo Option immediately prior to the First Effective Time and (y) the excess if any of (1) the Merger Consideration Value of $27.69 over (2) the exercise price per share of Calavo Common Stock applicable to the Calavo Option;

•

each Calavo RSU that was outstanding immediately prior to the First Effective Time automatically and without any action required by Mission Produce, Calavo, or the holder, vested in full (if unvested) and was cancelled as of the First Effective Time, and each holder of a cancelled Calavo RSU is entitled to receive from Mission Produce or the Surviving Company, with respect to such shares of Calavo Common Stock, an amount in cash without interest equal to the product of (x) the number of shares of Calavo Common Stock subject to the Calavo RSU as immediately prior to the First Effective Time and (y) the Merger Consideration Value; and

•

each Calavo Deferred RSU, automatically and without any action required by Mission Produce, Calavo or the holder, was cancelled as of the First Effective Time and each holder of a cancelled Calavo Deferred RSU is entitled to receive from Mission Produce or the Surviving Company, with respect to shares of Calavo Common Stock subject to such cancelled Calavo Deferred RSU, an amount in cash without interest equal to the product of (x) the number of shares of Calavo Common Stock subject to such Calavo Deferred RSU as of immediately prior to the First Effective Time and (y) the Merger Consideration Value.

Aggregate Merger Consideration

The total aggregate consideration payable to Calavo shareholders in the Mergers was approximately 17,531,182 Mission Produce Shares and $265,922,425. The cash consideration was paid by Mission Produce using a combination of (a) available cash on hand and (b) third-party debt financing.

The issuance of Mission Produce Shares in connection with the First Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Mission Produce’s registration statement on Form S-4 (File No. 333-294128), filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2026, as amended on March 18, 2026, and declared effective on March 20, 2026 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Mergers.

The foregoing description of the Merger Agreement and the related transactions (including, without limitation, the Mergers) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Calavo notified its principal trading market, the Nasdaq Global Select Market (“Nasdaq”), that the Mergers would be effective on May 28, 2026. On May 28, 2026, Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to remove shares of Calavo Common Stock from listing on Nasdaq and withdraw the registration of Calavo Common Stock under Section 12(b) of the Exchange Act.

Following the effectiveness of such Form 25, Mission Produce or Merger Sub II intends to file with the SEC certifications on Form 15 under the Exchange Act requesting that the shares of Calavo Common Stock be deregistered and that Calavo’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

In connection with the Mergers and at the First Effective Time, holders of Calavo Common Stock (other than holders of Cancelled Shares and Dissenting Shares) immediately prior to such time ceased to have any rights as shareholders in Calavo (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

On the Closing Date, Merger Sub I merged with and into Calavo, pursuant to the provisions of the CCC and DGCL, with Calavo as the Surviving Corporation, and immediately following, the Surviving Corporation merged with and into Merger Sub II, with Merger Sub II as the Surviving Company in accordance with the applicable provisions of the CCC, the DGCL and the DLLCA. Accordingly, a change in control of Calavo occurred.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Resignation of Calavo Directors

At the First Effective Time, all of the directors of Calavo ceased serving as directors of Calavo. In connection with the transactions contemplated by the Merger Agreement, B. John Lindeman, Farha Aslam, Marc L. Brown, Michael DiGregorio, Steven Hollister, Kathleen M. Holmgren, J. Link Leavens, and Adriana Mendizabal tendered their resignations as members of the board of directors of Calavo and from all committees of the board on which they formerly served, effective as of the First Effective Time. Such resignations were solely in connection with the consummation of the First Merger and were not the result, in whole or in part, of any disagreement with Calavo or Calavo’s management.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

2.1*	Agreement and Plan of Merger, dated as of January 14, 2026, by and among Calavo Growers, Inc., Mission Produce, Inc., Cantaloupe Merger Sub I, Inc. and Cantaloupe Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to Calavo’s Current Report on Form 8-K filed on January 15, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Calavo Growers, Inc. agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, LLC
As successor by merger to Calavo Growers, Inc.
May 28, 2026

	By:	/s/ John Pawlowski
Name: John Pawlowski
Title: Manager